Media Contact: Hunter Young (919) 210-4501 hyoung@firstbanksba.com

First Bank Announces the Launch of a National SBA Lending Division

Southern Pines, NC – First Bank, the wholly-owned bank subsidiary of First Bancorp (NASDAQ – FBNC), announces that it has expanded its business banking solutions to offer SBA 7a, USDA and 504 loans to small business owners throughout the United States. With a retail branch network in the Carolinas, First Bank’s entrance into SBA lending allows the company to better serve its existing communities as well as develop a national footprint to offer loan products that help small business owners who may not qualify for conventional loans.

“Founded in 1935, First Bank has already established a strong reputation across the Carolinas, providing a wide array of personal and business banking services,” stated Richard Moore, Chief Executive Officer. “We are excited about the addition of our SBA division and the complete lending services we can offer business owners and entrepreneurs across First Bank communities and throughout the United States. We will continue to offer the same level of superior customer service and quality to our new loan clients that our Carolina customer base has known for so long.”

“The U.S. economy is driven by enormous corporations,” commented Stephanie Dunn, National Sales Manager with First Bank’s SBA division, “yet our country was founded by small business owners with an entrepreneurial spirit. For 17 years, I have been passionate about lending to businesspeople looking for the opportunity to provide goods and services to customers in their local communities. By lending entrepreneurs the money to build their local businesses, I feel that I get to play a small part in helping them realize their dreams.”

“In an effort to deliver an expert and seamless customer experience, First Bank has hired a number of seasoned SBA lenders nationally who share the same excitement about helping small business owners,” expressed Dunn. “By connecting experienced lenders with entrepreneurially-minded small business owners, we create the perfect partnership and allow our customers the financial means to meet their long-term business goals.”

The First Bank SBA division serves all 50 U.S. states. Visit www.firstbanksba.com to learn more.

About First Bancorp

First Bancorp is a bank holding company headquartered in Southern Pines, North Carolina, with total assets of approximately $3.5 billion. Its principal activity is the ownership and operation of First Bank, a state-chartered community bank that operates 87 branches in North and South Carolina. First Bank also has loan production offices in Charlotte, Greenville, and Raleigh North Carolina. First Bank’s SBA division provides SBA loans to customers through its nationwide network of lenders – for more information on First Bank’s SBA lending capabilities, please visit www.firstbanksba.com. First Bancorp’s common stock is traded on the NASDAQ Global Select Market under the symbol “FBNC.”

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements are inherently subject to risks and uncertainties. Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualifying words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” or other statements concerning opinions or judgments of the Company and its management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of the Company’s customers, the Company’s level of success in integrating acquisitions, actions of government regulators, the level of market interest rates, and general economic conditions. For additional information about the factors that could affect the matters discussed in this paragraph, see the “Risk Factors” section of the Company’s most recent annual report on Form 10-K available at www.sec.gov. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements. The Company is also not responsible for changes made to the press release by wire services, internet services or other media.

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